Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com
 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Citi North American Credit Conference, Citi Basic Materials Symposium and Bank of America Merrill Lynch Global Industries Conference

Clayton, MO, November 8, 2010 – Olin Corporation’s (NYSE: OLN) senior management will make presentations in New York City at the 2010 Citi North American Credit Conference on November 18, 2010 at 9:45 AM Eastern, the 2010 Citi Basic Materials Symposium on November 30, 2010 at 2:30 PM Eastern, and the Bank of America Merrill Lynch Global Industries Conference on December 16, 2010 at 10:35 AM Eastern. Olin’s senior management will also be available for one-on-one sessions with investors during each of these conferences.

Copies of the presentation slides for each of the three conferences will be available the evening prior to each event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Click here for more information on Olin.
2010-18